UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2018
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address, including Zip Code, of principal executive offices)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) 8th Avenue Food & Provisions, Inc. Equity Incentive Plan
On December 14, 2018, the board of directors of 8th Avenue Food & Provisions, Inc. (“8th Avenue”), a subsidiary of Post Holdings, Inc. (“Post”), of which Post owns 60.5% of the common equity, approved the 8th Avenue Food & Provisions, Inc. 2018 Equity Incentive Plan (the “8th Avenue Plan”). The 8th Avenue Plan became effective on December 14, 2018, and will continue in effect until such time as it is terminated by the board of directors of 8th Avenue.
The 8th Avenue Plan authorizes the board of directors of 8th Avenue to award non-qualified stock options to present and future officers, directors, employees and consultants of 8th Avenue and its subsidiaries. An aggregate of 1,363,636 shares of common stock of 8th Avenue are reserved for issuance under the 8th Avenue Plan. James E. Dwyer, Jr., a named executive officer of Post, is eligible to receive awards under the 8th Avenue Plan.
The foregoing description of the 8th Avenue Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 8th Avenue Plan, which will be filed in accordance with the rules of the Securities and Exchange Commission (the “SEC”).
(e) 8th Avenue Compensation Arrangement with and Equity Award to James E. Dwyer, Jr.
On December 18, 2018, Post, 8th Avenue and James E. Dwyer, Jr. entered into a consent to exchange letter agreement (the “Letter Agreement”) pursuant to which Mr. Dwyer agreed to exchange his outstanding restricted stock units awarded pursuant to the equity incentive plans maintained by Post for a new grant of non-qualified stock options to purchase Class A common stock of 8th Avenue pursuant to the 8th Avenue Plan.
After the execution of the Letter Agreement, on December 19, 2018 (“Grant Date”), Mr. Dwyer was awarded 335,795.19 non-qualified stock options (the “8th Avenue Award”) pursuant to the 8th Avenue Plan. The stock options have an exercise price of $12.76 per share of 8th Avenue Class A common stock. The stock options vest as follows, subject to Mr. Dwyer’s continuous employment by or provision of services to 8th Avenue or any of its subsidiaries: 144,887.38 of the options will be subject to time-based vesting (“Time-Vested Options”) and will vest over the five year period beginning on the Grant Date (with 40% of the Time-Vested Options vesting on the second anniversary of the Grant Date and 20% vesting on each anniversary thereafter), and 190,907.81 of the options will be subject to time- and performance-based vesting criteria, with the time-based criteria matching the vesting schedule for the Time-Vested Options and the performance-based criteria as set forth in the 8th Avenue Plan and the 8th Avenue Award.
The foregoing descriptions of the Letter Agreement and the 8th Avenue Award do not purport to be complete and are qualified in their entirety by reference to the full text of the Letter Agreement and the 8th Avenue Award, which will be filed in accordance with the rules of the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 20, 2018	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
	Name:	Diedre J. Gray
	Title:	EVP, General Counsel and Chief Administrative Officer, Secretary

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